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                                                                   EXHIBIT 23(a)

                        [Price Waterhouse Letterhead]


                      CONSENT OF INDEPENDENT ACCOUNTANTS

June 30, 1997

To the Board of Directors
Popular, Inc.
(formerly BanPonce Corporation)

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of Popular, Inc. (formerly BanPonce Corporation) of our report dated February 21, 1997, appearing on page F-35 of BanPonce Corporation's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse

PRICE WATERHOUSE